Exhibit 3.1

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

DSS, INC.

UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

The undersigned, being the Chief Executive Officer of DSS, Inc. (the “Corporation”), a corporation organized and existing under Business Corporation Law of the State of New York (the “NYBCL”), hereby certifies as follows, pursuant to 805 of the NYBCL:

FIRST	The name of the Corporation is DSS, Inc. The name under which the Corporation was formed was Thoroughbreds, U.S.A., Inc.

SECOND	The Certificate of Incorporation of the Corporation (as amended, supplemented or restated, the “Certificate of Incorporation”) was originally filed on May 30, 1984.

THIRD	The Certificate of Incorporation is hereby amended as follows:

The Corporation is currently authorized to issue 200,046,868 shares, with a par value of $0.02, consisting of 200,000,000 shares of Common Stock, with a par value of $0.02, and 46,868 shares of Series A Convertible Preferred Stock, with a par value of $0.02. The amendment effected by this Certificate of Amendment is to add 300,000,000 shares of Common Stock, with a par value of $0.02 resulting in a total of 500,046,868 shares, with a par value of $0.02, consisting of 500,000,000 shares of Common Stock, with a par value of $0.02, and 46,868 shares of Series A Convertible Preferred Stock, with a par value of $0.02. The introductory paragraph of article FOURTH of the Certificate of Incorporation relating to the Corporation’s stated capital is amended to read in its entirety as follows:

“FOURTH: The Corporation is authorized to issue 500,046,868 shares, with a par value of $0.02, consisting of 500,000,000 shares of Common Stock, with a par value of $0.02, and 46,868 shares of Series A Convertible Preferred Stock, with a par value of $0.02.”

FOURTH	The certificate of amendment was authorized by the board of directors followed by a vote of the holders of the required outstanding shares entitled to vote thereon at a meeting of shareholders.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Certificate of Amendment is executed on behalf of the Corporation by its Chief Executive Officer this 26 day of May, 2022.

DSS, INC.

By:	/s/ Frank D. Heuszel
Frank D. Heuszel
Chief Executive Officer